Exhibit A - File No. 70-7833


              NATIONAL FUEL RESOURCES, INC.

                    INCOME STATEMENT
                       (Unaudited)

                                              Six Months      Twelve Months
                                                Ended             Ended
                                              March 1997        March 1997
                                            --------------   ---------------

Operating Revenues:
  Gas - Retail                                 $29,848,265       $49,573,925
  Gas - Wholesale                               14,074,232        17,814,206
  Other                                          1,748,089         2,852,292
                                               -----------       -----------
                                                45,670,586        70,240,423
                                               -----------       -----------

Operating Expenses:
  Purchase Gas                                  43,328,231        66,049,377
  General & Administrative                         931,666         1,809,990
  Depreciation, Depletion & Amortization             7,573            14,063
  Franchise & Other Taxes                          216,898           151,526
                                               -----------       -----------
                                                44,484,368        68,024,957
                                               -----------       -----------

Operating Income                                 1,186,218         2,215,467
                                               -----------       -----------

Interest Income                                    229,187           526,965
Interest Expense                                    13,518            22,487
                                               -----------       -----------
                                                   215,669           504,478
                                               -----------       -----------

Net Income (Loss) Before Tax                     1,401,888         2,719,945
                                               -----------       -----------

Income Taxes:
  Federal                                          577,063         1,349,885
  State                                             49,848           116,399
  Deferred                                        (107,816)         (449,851)
                                               -----------       -----------
                                                   519,095         1,016,433
                                               -----------       -----------

Net Income                                     $   882,793       $ 1,703,512
                                               ===========       ===========